BROKER-DEALER AGREEMENT

     IT IS HEREBY AGREED by and between PREFERRED LIFE INSURANCE COMPANY OF NEW YORK (hereinafter referred to as "INSURANCE COMPANY"), a New York Corporation, and NALAC FINANCIAL PLANS, INC. (hereinafter referred to as "BROKER/DEALER"), an Iowa Corporation, as follows:

                             BASIS FOR THE AGREEMENT

A.       INSURANCE COMPANY
               INSURANCE COMPANY is a life insurance company licensed to issue various life insurance policies and annuity contracts.
B.       BROKER/DEALER
               BROKER/DEALER is a wholly-owned subsidiary of ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA. BROKER/DEALER was organized to function as a broker-dealer registered under the provisions of the Securities Exchange Act of 1934 (hereinafter referred to as the "34 Act") for the sale of certain variable contracts issued by separate accounts of INSURANCE COMPANY. Such variable contracts may be deemed to be securities within the meaning of the Securities Act of 1933 and will be registered thereunder.

C.       PURPOSE OF AGREEMENT
               INSURANCE COMPANY desires BROKER/DEALER to act as the distributor for all of the said variable contracts which require distribution under the auspices of a registered broker-dealer. The parties desire INSURANCE COMPANY to send purchasers of such variable contracts required confirmations of transactions on behalf of BROKER/DEALER and to pay any commissions which may be due on sales of such variable contracts to any selling broker-dealers and any registered representative of BROKER/DEALER who are also licensed and appointed insurance agents (or agencies) of INSURANCE COMPANY.

                                       II
                             DUTIES OF BROKER/DEALER

A.       REGISTRATION UNDER THE '34 ACT
               BROKER/DEALER shall register itself as a broker-dealer under the provisions of the '34 Act and will secure whatever authorizations, licenses, qualifications, permits and the like as may be necessary to perform its obligations under this agreement in those state requested by INSURANCE COMPANY.

B.       MEMBERSHIP IN THE NATIONAL ASSOCIATION OF SECURITIES DEALERS. INC.
               BROKER/DEALER   shall  apply  for   membership  in  the  National
               Association  of  Securities  Dealers,   Inc.  (NASD),  and  shall
               maintain its membership therein.
C.       RESPONSIBILITY FOR SECURITIES ACTIVITIES

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               BROKER/DEALER shall assume full responsibility for the securities activities of all persons engaged directly or indirectly in the variable contract operations of INSURANCE COMPANY, including but not limited to training, supervision and control as contemplated under appropriate provisions of the ' 34 Act, any regulations thereunder, or by the rules of the NASD. To the extent necessary and appropriate, those persons directly or indirectly involved in
               such   variable   contract   operations   shall   be   registered
               representatives or registered principals of-BROKER/DEALER as appropriate to their activities.

D.        APPOINTMENT  OF REGISTERED  PERSONS AND  MAINTENANCE OF PERSONNEL
               RECORDS BROKER/DEALER shall have the authority and responsibility for the appointment and registration of those persons who will be registered representatives and registered principals. BROKER/DEALER shall likewise have the responsibility for maintenance of all the appropriate records of such registered persons. INSURANCE COMPANY will have the right to inspect and/or copy such records at any time.

E.       MAINTENANCE OF NET CAPITAL
               BROKER/DEALER shall have the authority and responsibility for maintenance of appropriate net capital and for limiting aggregate indebtedness as may be required under the provisions of the '34 Act, any regulations thereunder, or by NASD rules.

F.       REQUIRED REPORTS
               BROKER/DEALER shall have the responsibility for preparation and submission of any reports or other materials required by any regulatory authority having proper jurisdiction.

                                       III
                           DUTIES OF INSURANCE COMPANY

A.       MAINTENANCE OF ACCOUNTING RECORDS
               INSURANCE COMPANY shall be responsible for the maintenance of all books and records in connection with the said variable contracts. Such books and records shall be maintained and preserved in conformity with any requirements under the '34 Act, any regulations thereunder, or under NASD rules to the extent that such requirements are applicable to variable contract operations. All such books and records are, and shall at all times remain, the joint property of BROKER/DEALER and INSURANCE COMPANY and shall at all times be subject to inspection by duly authorized officers, auditors or representatives and INSURANCE COMPANY, BROKER/DEALER and by the Securities and Exchange Commission, the NASD, New York State Insurance Department or other regulatory authority having proper jurisdiction.

B.       PAYMENT OF COMMISSIONS
               INSURANCE COMPANY shall pay on behalf of BROKER/DEALER all commissions which may be due on sales of such variable contracts to any selling broker-dealers and registered representatives of BROKER/DEALER who are also licensed and appointed insurance agents (or agencies) of INSURANCE COMPANY. Such commissions shall be payable from funds made available for such and shall be subject to approval before payment by duly authorized personnel of BROKER/DEALER. The payment of commissions hereunder on behalf of BROKER/DEALER is intended by the parties to be a purely ministerial act by INSURANCE COMPANY and all such payments shall properly be reflected on the books and records maintained on behalf of BROKER/DEALER. In computing any amounts owed to BROKER/DEALER, INSURANCE COMPANY shall take into account any sales loads that may be payable to BROKER/DEALER because of any surrenders of variable products.

C.             CONFIRMATION OF TRANSACTIONS
               INSURANCE COMPANY shall provide that confirmations will be issued on behalf of BROKER/DEALER, acting as agent for INSURANCE COMPANY, regarding all transactions required to be confirmed, and in the form and manner required for such confirmations, under the '34 Act, any regulations thereunder, or by NASD rules.


                                       IV
                                     GENERAL

A.             TERMINATION
               This Agreement may be terminated at any time by either party upon written notice to the other stating the date when such termination shall be effective provided that this Agreement may not be terminated or modified by either party if the effect would be to put BROKER/DEALER out of compliance with the "net-capital" requirements of the '34 Act. In addition, no default of any kind shall have the effect of terminating this Agreement unless such termination is subject to this termination provision.

B.             ARBITRATION

               1. If any dispute arises over the terms of this Agreement or administration thereof which cannot be resolved to the satisfaction of both INSURANCE COMPANY and BROKER/DEALER, such dispute shall be referred to a panel of three (3)) arbitrators, one to be chosen by each party, and the third to be chosen by the two previously chosen arbitrators.

               2. If either party refused or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting it to do so, the requesting party may nominate both arbitrators, who shall then choose the third arbitrator within thirty (30) days of their appointments.

               3. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the third arbitrator.

               4. For the purposes of arbitration, this Agreement shall be considered an honorable engagement rather than a mere legal obligation, and the arbitrators are not bound by judicial formalities or strict rule of law in interpreting this Agreement.

               5. The decision of a majority of the arbitrators shall be final and binding on both INSURANCE COMPANY and BROKER/DEALER.

               6. The expense of arbitration shall be equally divided between INSURANCE COMPANY and BROKER/DEALER.

               7. Any such arbitration shall take place in New York, New York unless some other location is mutually agreed upon.

               8. The laws of New York shall govern the arbitration process in the event they conflict with 1 through 8 above.

      EXECUTED at Minneapolis, Minnesota

                  INSURANCE COMPANY
                  PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

                  By: /s/EUGENE K LONG
                  Its Vice-President

                  BROKER/DEALER
                  NALAC FINANCIAL PLANS, INC.
                  By: /s/THOMAS B CLIFFORD
                  Its President